EXHIBIT 1-A

                            ARTICLES OF INCORPORATION

                                       OF

                        CLEMENTE GLOBAL GROWTH FUND, INC.






















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                                                                     Exhibit 1-B
                              ARTICLES OF AMENDMENT
                                       OF

                       CLEMENTE STRATEGIC VALUE FUND, INC.

         CLEMENTE STRATEGIC VALUE FUND, INC. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Article SECOND of the Charter is hereby amended in its entirety to read as follows:

         The name of the corporation (which is hereinafter referred to as the "Corporation") is "CORNERSTONE STRATEGIC VALUE FUND, INC."

         SECOND: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 20th day of April, 2001.

                                    CLEMENTE STRATEGIC VALUE FUND, INC.


                                    By:________________________________________
                                    Name:            Ralph W. Bradshaw
                                    Title:           President
WITNESS:

----------------------------
Name:    Thomas R. Westle
Title:   Secretary


Clemente Strategic Value Fund, Inc.
c/o Bear Stearns Funds Management Inc.
575 Lexington Avenue, 9th Floor
New York, New York 10022






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